Exhibit 99.1

Blackbaud and Convio Announce Early Termination of HSR Waiting Period In Connection With Proposed Merger

Charleston, S.C. and Austin, TX (April 27, 2012) — Blackbaud, Inc. (Nasdaq: BLKB) and Convio, Inc. (Nasdaq: CNVO) today announced that they have received notification of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 applicable to their proposed merger. Termination or expiration of this waiting period is one of the conditions to completing the transaction.

Marc Chardon, Blackbaud’s chief executive officer stated, “We are extremely pleased to achieve this milestone. We look forward to completing the tender offer process and then closing the merger. We are ready to deliver the benefits we see for the merger to our customers, as well as to our employees and stockholders.”

For additional information about the proposed merger, including frequently asked questions, visit www.blackbaud.com/convio.

About Blackbaud

Serving the nonprofit and education sectors for 30 years, Blackbaud (NASDAQ: BLKB) combines technology and expertise to help organizations achieve their missions. Blackbaud works with more than 26,000 customers in more than 60 countries that support higher education, healthcare, human services, arts and culture, faith, the environment, independent education, animal welfare, and other charitable causes. The company offers a full spectrum of cloud-based and on-premise software solutions, and related services for organizations of all sizes including: fundraising, eMarketing, social media, advocacy, constituent relationship management (CRM), analytics, financial management, and vertical-specific solutions. Using Blackbaud technology, these organizations raise more than $100 billion each year. Recognized as a top company by Forbes, InformationWeek, and Software Magazine and honored by Best Places to Work, Blackbaud is headquartered in Charleston, South Carolina and has employees throughout the US, and in Australia, Canada, Hong Kong, Mexico, the Netherlands, and the United Kingdom.

About Convio

Convio (NASDAQ: CNVO) is a leading provider of on-demand constituent engagement solutions that enable nonprofit organizations to maximize the value of every relationship. With Convio constituent engagement solutions, nonprofits can more effectively raise funds, advocate for change and cultivate relationship with donors, activist, volunteers, event participants, alumni and other constituents. Convio offers two open, cloud-based constituent engagement solutions: Convio Common Ground CRMTM for small- and mid-sized nonprofits and Convio LuminateTM for enterprise nonprofits. Headquartered in Austin, Texas with offices across the United States and United Kingdom, Convio serves more than 1,500 nonprofit organizations globally. Convio is listed on the NSADAQ Global Market under the symbol CNVO. For more information, please visit www.convio.com.

Investor Contact

Brian Denyeau

ICR

646.277.1251

brian.denyeau@icrinc.com

Media Contact

Melanie Mathos

Blackbaud

843.216.6200 x3307

media@blackbaud.com

Karoline McLaughlin

Convio

512-652-7865

kmclaughlin@convio.com

Forward-Looking Statements

This Press Release contains “forward-looking statements” relating to the acquisition of Convio by Blackbaud and the companies’ potential combined business. Those forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and actual outcomes and results could differ materially. Among other risks, there can be no guarantee that the acquisition will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the acquisition and combined business will be realized. These forward-looking statements should be evaluated together with the risk factors and uncertainties that affect Blackbaud’s and Convio’s businesses, particularly those identified in their Annual Reports on Form 10-K and other filings with the U.S. Securities and Exchange Commission, or SEC. Except as might be required by law, neither company undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information

Blackbaud, through its wholly owned subsidiary Caribou Acquisition Corporation, launched a tender offer for all the issued and outstanding shares of Convio common stock on January 25, 2012 and has filed with the SEC a tender offer statement on Schedule TO, as amended. Investors and Convio stockholders should read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 filed by Convio with the SEC, because they contain important information. These documents are available at no charge through the SEC’s website at www.sec.gov, from Georgeson Inc., the information agent for the offer, toll-free at (800) 868-1391 (banks and brokers call (212) 440-9800), from Blackbaud (with respect to documents filed by Blackbaud with the SEC) by going to the Investor Relations section of Blackbaud’s website at www.blackbaud.com, or from Convio (with respect to documents filed by Convio with the SEC) by going to the Investor Relations section of Convio’s website at www.convio.com.

In addition to the offer to purchase, the related letter of transmittal and other offer documents, as well as the solicitation/recommendation statement, Blackbaud and Convio file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any of these reports, statements or other information in the EDGAR database at the SEC website, www.sec.gov, or at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.